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Exhibit 10.1(a)

LEASE AGREEMENT

        THIS LEASE AGREEMENT, made this 22nd day of June, 2001, by and between MJLB 1 Limited Liability Partnership, LLP, a Minnesota General Partnership d/b/a SkyRidge III ("Landlord") and 2nd Swing, Inc., a Minnesota corporation ("Tenant");

WITNESSETH THAT:

        1.    DEFINITIONS.    For purposes of this Lease Agreement, the following words or phrases shall have the following meanings:

  A.
  BUILDING—That certain office/warehouse Building commonly known as:

SkyRidge Building III
In the SkyRidge Business Center

  B.
  LEASED PREMISES OR PREMISES—That portion of the Building containing approximately 11,968 rentable square feet measured from the exterior surface of the exterior walls to the center of the interior walls, as shown in Exhibit A. Street address is:

5810 Baker Road
Suite 100
Minnetonka, Minnesota 55345-5903

  C
  REAL ESTATE—A portion (containing approximately 126,324 square feet of land and outlined on Exhibit B) of that certain parcel of real estate described in Exhibit C hereto. The Real Estate described on Exhibit C includes approximately 522,720 square feet, approximately 304,920 square feet of which constitutes the nature preserve, 91,476 square feet of which constitutes land relating to the 5800 building and 126,324 constitutes the Real Estate.

  D
  RENTABLE AREA—Approximately 11,968 square feet, being the sum of the square footage contained in the Leased Premises (of a total of 24,472 square feet in the Building) including Tenant's Percentage of the common areas such as lobbies, entry ways, toilets, hallways, elevator, stairways, and mechanical rooms that Tenant shares in common with other tenants.

  E
  TENANT'S PERCENTAGE—48.9% being the percentage of the total area of the Rentable Area contained within the Building.

  F.
  WORK LETTER—Exhibit D constitutes the Work Letter which delineates the improvements to be constructed in the Leased Premises, by whom, at whose cost and other related matters and the Work Letter is incorporated herein by reference as if fully stated herein. The work stations referenced in the Work Letter are moveable and shall remain the property of the Landlord upon termination or expiration of this Lease.

        2.    DEMISE AND PREMISES.    Subject to the terms and conditions hereof, Landlord leases to Tenant, and Tenant hires and takes of and from Landlord the Leased Premises.

        3.    TERM.    The Term of this Lease shall commence on the 1st day of July, 2001, the "Commencement Date", and shall terminate on the 30thday of June, 2006, unless earlier terminated as hereinafter provided.

        4.    BASE RENT.    Tenant agrees to pay Landlord c/o SkyRidge, 5800 Baker Road, Suite 220, Minnetonka, Minnesota 55345 or such other place as Landlord may from time to time designate in writing, a monthly Base Rent as follows:

$10,575.00 per month from October 1, 2001 through June 30, 2006.

Rent is payable in advance on the first day of each month during the term of this Lease without demand therefor or deduction or set off except as otherwise herein provided. In the event the commencement date of this Lease falls on a date other than the first day of the month, the rent payable for the first month shall be adjusted on a pro rata basis and shall be payable on or before the commencement date. Notwithstanding anything contained herein to the contrary, Tenant's obligation to pay Base Rent shall commence on October 1, 2001; provided, however, in the event Landlord is unable to deliver the Leased Premises to Tenant ready for Tenant's occupancy on or before July 1, 2001, (delivery shall include receipt by Landlord of a Certificate of Occupancy for the Leased Premises) then Tenant's obligation to pay Base Rent shall be delayed such that Tenant shall be obligated to pay Base Rent 90 days after delivery of the Leased Premises. In no event shall Base Rent commence earlier than October 1, 2001; however, Tenant shall pay Additional Rent and Operating Expenses from the date of delivery of Leased Premises.

        5.    ADDITIONAL RENT.    Tenant agrees to pay to Landlord as Additional Rent hereunder, payable at the same time and location as the Base Rent, the following amounts:

  A.
  Taxes and Special Assessments. The Tenant's Percentage (48.9%) of combined annual real estate taxes, installments of special assessments and interest thereon, impositions, solid waste fees, general and special, of whatever kind or description due and payable with respect to the Building and the Real Estate upon which it is situated (whether or not the same are levied or pending on the date hereof. It is understood by the parties that the Building and the 5800 building are on a single tax parcel of land encompassing the Real Estate and other land (the other land being that portion relating to the 5800 building and marsh area which is shared with others). In determining the taxes and assessments to be allocated to the Real Estate and Building, 58% of the land value and proportionate share of applicable taxes, assessments and impositions, as determined by the county assessor, shall be allocated to the Real Estate and if the county assessor determines a separate value for the Building and the 5800 building, then a proportionate share of the taxes, assessments and impositions shall be allocated to the Building. In the event only one value is assigned to improvements on the land, then the Building shall be allocated 58% of such total value and a corresponding proportionate share of applicable taxes, assessments and impositions; and

    Landlord represents that it will not charge the Tenant any amount for Taxes and Assessments for the balance of the calendar year 2001. Landlord has had discussions with the City Assessor who has indicated to the Landlord that the Taxes, as computed above, should not exceed $2.00 per square foot for the Tenant for Taxes and Assessments payable in 2002; however, this is an estimate and the actual amounts assessed shall be controlling for Taxes and Assessments due and payable in 2002 and thereafter, subject to the terms and conditions of this Lease.

  B
  Operating Expenses. The Tenant's Percentage (48.9%) of the total Operating expenses for the Building and the Real Estate upon which it is situated. For purposes of this Lease, the term "Operating Expenses" shall mean all costs which, in accordance with generally accepted accounting principles, may be expensed rather than capitalized, except as otherwise stated below and which Landlord actually incurs in operating, maintaining, repairing and replacing the Building and the Real Estate including, but not by way of limitation, costs actually incurred for the following.

  (i)
  The reasonable cost of wages and salaries of all on-site employees engaged In the operation and maintenance of the Building and Real Estate, including payroll taxes, insurance and benefits, except as otherwise set forth herein.

  (ii)
  The reasonable cost of all supplies and materials used in the operation, cleaning, maintenance and repair of the Building and Real Estate.

    (iii)
    Costs of all utilities (including surcharges) of common area maintenance including, but not limited to, water, sewer, electricity, heating, lighting, air conditioning, ventilating, sprinkler alarm monitoring, security and trash removal for the Building, but excluding electricity separately metered and paid for by individual tenants, or other utilities or services which Tenant pays directly to the provider thereof or to the Landlord.

    (iv)
    The reasonable cost of all maintenance and service agreements for the Building and equipment used there in, including, but not limited to, access control and energy management services, window cleaning, elevator maintenance and janitorial service, but not including any costs for cleaning services or supplies, as Tenant shall provide for its own cleaning services for its Premises and provide for trash removal from the Leased Premises to a designated area outside of the Building.

    (v)
    Cost of insurance relating to the Building, including but not limited to the cost of casualty (with replacement cost endorsements), liability, rents loss (for a period of one year) and workers compensation insurance applicable to the Building and Landlord's personal property used in connection with the operation of the Building and any amounts not paid for and covered by insurance because of a deductible.

    (vi)
    A management fee for the manager of the Building which shall not exceed four percent (4%) of the Base Rent payable by the Tenant.

    (vii)
    The reasonable costs of any additional services not provided to the Building at the Lease commencement date but thereafter provided by Landlord in the prudent management of the Building.

    (viii)

      Cost of annual accounting services including computing amounts due by tenants of the Building.

    (ix)
    Cost of any capital improvements made to the Building after the Lease commencement date that, in Landlord's reasonable judgment, are appropriate or are required under any governmental law or regulation that was not applicable to Building at the time it was constructed or are incurred with respect to the common areas, such cost thereof to be amortized over the useful life of such capital improvement consistent with applicable tax rules for depreciating such improvements together with interest on the unamortized balance accruing at the rate of one and one half percent (1.5%) per annum above the "prime rate" then in effect with Wells Fargo Bank or other national bank, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvements.

    (x)
    The cost of planting, turf maintenance, bedding plant maintenance, woody plant material maintenance, and herbaceous plant material maintenance. Cleaning, maintaining, repairing, resurfacing, striping, seal coating and snow removal of walkways, driveways, roadway easements over front parcel, and parking areas, lighting, and policing the Real Estate.

    (xi)
    The Tenant's Percentage of the Building's percentage (37%) of all costs of maintenance, snow removal, resurfacing, replacement and repair for the roadway servicing the Real Estate from Baker Road to SkyRidge Building III and SkyRidge Buildings I and II shall be an Operating Expense of the Building and the Real Estate.

    (xii)
    Usage fees for the adjoining nature preserve. The annual usage fee for the nature preserve shall be equal to 2.4% of all Base Rent (excluding Tenant's Additional Rent for real estate Taxes and Operating Expenses) payable by Tenant. Such amount shall be added directly to the Tenant's proportionate share of Operating Expenses. Such amount is a determined and set percentage determined by Landlord and is not subject to annual increases or decreases and shall remain at 2.4% of the Base Rent.

    (xiii)

      Operating Expenses Exclusions. Operating Expenses shall exclude the following:

    A.
    Except as otherwise provided herein, including the nature preserve and driveway leading to the Real Estate, the portion of Operating Expenses which relate to more than one building or project to the extent that cost should be allocated to a building or project which is not occupied by Tenant, including, for example, employee expenses, office expenses, parking lot maintenance and repairs. All such expenses shall be allocated among the buildings or projects which benefit there from based upon the extent of benefit and shall generally be allocated on a Rentable Square Foot basis. No portion of any employee's wages, benefits, or taxes allocable to time spent on the development, marketing, leasing or collection of debts related to the Building shall be included in Operating Expenses;

    B.
    Depreciation or amortization of the Building or its contents or components;

    C.
    Expenses for the preparation of space or other work which Landlord performs for any tenant or prospective tenant of the Building;

    D.
    Expenses for repairs or other work which is caused by fire, windstorm, casualty or any other insurable occurrence (excluding Expenses subject to Landlord's insurance deductible which shall be included in Operating Expenses) and any cost for any commercial general liability insurance coverage with minimum limits in excess of $10,000,000;

    E.
    Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion;

    F.
    Legal expenses incurred in enforcing the terms of any lease (other than this Lease which shall be a direct cost to the Tenant);

    G.
    Interest, amortization or other Expenses, including legal fees, associated with any mortgage, loan or refinancing of all or any part of the project or sale of all or any part of the project;

    H.
    Any amount paid to an entity or individual related to Landlord which exceeds the amount which would be paid for similar goods or services on an arm-length basis between unrelated parties;

Prior to the commencement of this Lease, and prior to the commencement of each calendar year or as soon as possible thereafter during the term of this Lease or any renewal or extension thereof, Landlord shall estimate for each calendar year the following:

    (i)
    The total amount of Taxes and Special Assessments and Impositions

    (ii)
    The total amount of Operating Expenses

    (iii)
    Tenant's share of Taxes and Special Assessments and Impositions of such calendar year

    (iv)
    Tenant's share of Operating Expenses for such calendar year; and

    (v)
    The computation of the annual and monthly Additional Rent, payable during such calendar year as a result of increases or decreases in Tenant's share of Taxes and Special Assessments, and Operating Expenses.

Said estimates will be in writing and will be delivered or mailed to Tenant.

        The amount of Tenant's share of Taxes and Special Assessments, and Operating Expenses for each calendar year, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month during such calendar year at the option of Landlord. In the event that such estimate is delivered to Tenant before the first day of January of such calendar year or as soon as possible thereafter, said amount, so estimated, shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant after the first day of January of such calendar year, said amount, so estimated, shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in each calendar year. Landlord reserves the right to adjust such estimates during any calendar year if circumstances indicate such estimates to be inadequate.

        Notwithstanding any contrary language in this Article 5, if 100% of the rentable area of the Building is not occupied at all times during any calendar year pursuant to leases under which the terms have commenced for such calendar year, Landlord will reasonably and equitably adjust its computation of Operating Expenses for that calendar year to obligate Tenant to pay all components of Operating Expenses that vary based on occupancy in an amount equal to the amount Tenant would have paid for such components of Operating Expenses had 100% of the rentable area of the Building been occupied at all times during such calendar year pursuant to leases under which the terms have commenced for such calendar year. Landlord will also equitably adjust Operating Expenses to account for any Operating Expense any tenant of the Building pays directly to a service provider.

        Upon completion of each calendar year during the Term of this Lease or any renewal or extension thereof, Landlord shall cause its accountants to determine the actual amount of the Taxes and Special Assessments and Operating Expense payable in such calendar year and Tenant's share thereof and deliver a written certification of the amounts thereof to Tenant no later than April 30 of each calendar year, provided Landlord has received tax statements from the taxing authority by that date. If Tenant has underpaid its share of Taxes and Special Assessments, or operating expense for such calendar year, Tenant shall pay the balance of its share of same within twenty (20) days after the receipt of such statement. If Tenant has overpaid its share of Taxes and Special Assessments, or Operating Expense for such calendar year, and, if Tenant is not in default of any payments due under the Lease, Landlord shall either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Landlord for its estimate of Tenant's share of Taxes and Special Assessments, and Operating Expense for the next following calendar year. A pro rata adjustment shall be made for a fractional calendar year occurring during the Term of this Lease or any renewal or extension thereof based upon the number of days of the term of the Lease during said calendar year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Paragraph 5 shall be adjusted accordingly.

        Landlord estimates that the annualized Operating Expenses shall be $2.55 per rentable square foot for the 2001 calendar year. Notwithstanding anything herein to the contrary, the annual increase per calendar year for Operating Expenses shall not exceed the previous calendar year's actual Operating Expenses by more than 5%, exclusive of increases in utilities referenced in Paragraph 5(B)(iii), insurance referenced in Paragraphs 5(B)(v), roadway maintenance expenses referenced in Paragraph 5(B)(x) and (xi), the usage fee referenced in Paragraph 5(B)(xii), paper products for restrooms and taxes and assessments referenced in Paragraph 5(A).

        6.    SERVICE AND UTILITIES.    Landlord, as part of its Operating Expenses, agrees that it shall pay all costs incurred in operating, maintaining, repairing and replacing all heating, ventilating, air conditioning, plumbing and other utility systems serving the Leased Premises, and Tenant shall pay 100% of all such routine repair and maintenance costs (excluding replacement costs) for systems within and exclusively serving the Leased Premises. Tenant agrees to pay all charges for heat, air conditioning and utility services furnished to the Leased Premises during the term of this Lease including, but not by way of limitation, gas, electric, telephone, and internet service. Payments for utility services shall be paid by Tenant directly to the appropriate utility authorities, when due, if such utility authorities permit or accept direct payment. Tenant shall supply building standard lamps, bulbs, starters and ballasts used on the Leased Premises.

        All payments to be made by Tenant pursuant to this Section 6 shall be in addition to payments for repair, maintenance and utility services furnished to the Real Estate and common areas and payable by Landlord which are included in the Operating Expenses to be paid by Tenant. Landlord shall not be liable for failure to furnish, or for delay or suspension in furnishing, lighting heat, air conditioning, water service or other utilities if such failure or suspension is caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of third parties or causes beyond Landlord's control.

        7.    USE OF PREMISES.    Tenant agrees that it will use and occupy the Leased Premises solely for office, and distribution (including general warehouse use) activities and for no other purposes. Tenant will not use or occupy the Leased Premises for any unlawful purpose and will comply with all present and future laws, ordinances, regulations and orders of all governmental units having jurisdiction over the Leased Premises and all handicapped accessibility standards including, without limitation, those promulgated under the Americans With Disabilities Act, affecting the Leased Premises or any part thereof or the use thereof, or at any time during the term. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to make structural changes to the Leased Premises required by changes in laws and local codes or ordinances, unless required by Tenant's specific use of the Leased Premises.

        Tenant shall not cause or permit any unusual noise, odors or nuisance in or about the Leased Premises and the Building and grounds nor shall Tenant permit any debris, property or merchandise of Tenant, its officers, employees or agents to be placed or left upon the Real Estate; and Tenant, its officers and employees shall observe all reasonable rules and regulations adopted by Landlord for the general safety, comfort and convenience of Landlord, Tenant and other tenants including the reasonable assignment of parking spaces for the exclusive use of Tenant or other tenants of Landlord in the Building. Tenant shall have the exclusive use of up to 35 parking spaces designated on Exhibit E and shall at tenant's cost place signage at each space indicating that they are for the use of Tenant's and its employees and/or customers. Landlord disclaims any warranty that the Leased Premises are suitable for Tenant's use and Tenant acknowledges that it has had full opportunity to make its own determination in this regard and accepts the Leased Premises and Real Estate in an "As-Is" condition; except as otherwise set forth in this Lease and/or Exhibits.

        Landlord shall furnish Tenant with two (2) keys for each corridor door entering the Leased Premises, and additional keys ordered by Tenant at Tenant's cost. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's prior written permission, and Tenant shall not make, or permit to be made, any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises. Landlord shall provide Tenant with a loading dock and one drive-in dock to the Leased Premises.

        Landlord shall furnish passenger elevator service whenever the Project is open during usual business hours of Landlord from 7:30 am. until 6:00 pm. Monday through Friday and from 8:00 a.m. until 1:00 p.m. on weekends. During other than usual business hours Tenant shall have elevator service to access its floor space via procedures established by Landlord. Landlord shall have the right to stop the operation of said elevators for alterations, improvements or repairs therein or in the machinery or appliances connected therewith which are necessary in Landlord's sole judgment and shall not be liable for damages for any such stoppage of service.

        Tenant warrants that the operation of its business will not be harmful to the Building or the mechanical equipment within the Building and Tenant shall be liable in the event of damage arising from such harmful operation. In the event Landlord's insurance premiums are increased above the standard building rate as a result of Tenant's use of the Leased Premises, Tenant will pay to Landlord as Additional Rent the amount of such increase. Landlord warrants as of the date of this Lease, Tenant's permitted use will not result in an increase in Landlord's insurance premium.

        In the event Tenant shall cause or permit any unusual noise, odor or nuisance or the storage of any debris, property or merchandise of Tenant, its officers, employees or agents, in or about the Leased Premises, Building, Real Estate or grounds in violation of the terms of this Section 7, Landlord shall be entitled to take any steps it deems reasonably necessary to correct or remove such violation and Tenant shall pay Landlord, as Additional Rent hereunder, all costs and expenses incurred in such correction or removal including all costs and expenses incurred in ascertaining if Tenant is responsible for such violation together with an overhead charge of 15%. Prior to taking any such corrective measures (unless in the event of an emergency) Landlord shall notify Tenant of such Tenant noises, odor or nuisance and allow Tenant to remedy such problem within 5 days prior to Landlord incurring such additional costs.

        8.    ASSIGNMENT AND SUBLETTING.    Tenant will not assign, transfer, mortgage or encumber its interest in this Lease or sublet or rent or permit occupancy or use of the Leased Premises, or any part thereof by any third party; nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise, without in each such case obtaining the prior written consent of Landlord. Landlord consent will not be unreasonably withheld. Tenant shall seek such consent of Landlord by a written request setting forth such information as Landlord may deem reasonably necessary and reimburse Landlord as Additional Rent hereunder for any costs Landlord may incur, including Landlord's reasonable attorney's fees, in reviewing and responding to Tenant's request, provided however in no event shall such costs exceed $500.00 in the aggregate, Landlord shall respond to said request within 15 business days. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any transferee under an assignment constitute an acceptance of the assignment or a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall any assignment be construed to relieve Tenant from the requirement of obtaining the consent in writing of Landlord of any further assignment or subletting. No approved assignment or sublease or other transfer of this Lease shall be effective unless the assignee, sublessee or transferee shall at the time of such assignment, sublease or transfer such assignee, sublessee or transferee shall assume in writing all of the obligations of the Tenant. Tenant shall have the right to transfer or assign this Lease to any successor of Tenant by merger or consolidation or purchase of Tenant, provided all of the terms, covenants and conditions of this Lease to be performed by Tenant are assumed by such party. No assignment or transfer shall be deemed to have occurred based in a registration of equity of Tenant to be traded on a recognized stock exchange and/or the offering of shares of Tenant pursuant to a private placement or isolated sale.

        Whether or not Landlord has consented to any reasonable assignment or sublease, Tenant shall pay directly to Landlord the amount by which the rent or other payments received by Tenant, directly or indirectly, pursuant to such assignment or sublease exceeds, in any month, the Base Rent and Additional Rent payable by Tenant to Landlord hereunder.

        9.    SUBORDINATION.    Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to the lien of any mortgage now or hereafter placed on, against or affecting the Building, the Real Estate or Landlord's interest or estate therein; provided, however, that if the Landlord, any mortgagee or holder of any mortgage elects to have Tenant's interest in this Lease be superior to any such Mortgage, then by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said mortgage. Notwithstanding the foregoing, provided Tenant's right of possession shall not be disturbed if Tenant is not in default with respect to this Lease, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord or any mortgagee. Landlord shall use reasonable efforts to provide Tenant with a subordination non-disturbance and attornment agreement upon Tenant's request. Tenant further agrees that in the event that any proceedings are brought for the foreclosure of any mortgage, Tenant shall attorn to the purchaser at such foreclosure sale and recognize such purchaser as the Landlord under this Lease, if requested t o do so by such purchaser, provided that said purchaser agrees that Tenant's possession of the Leased Premises shall not be disturbed so long as Tenant shall continue to perform all of the covenants and conditions of this Lease, in which case Tenant's obligations to perform such covenants and conditions shall not be in any way diminished thereby.

        10.    SALE OR MORTGAGE OF THE BUILDING.    In the event of a sale of the Building, Landlord shall be relieved of all liability under this Lease accruing from and after the date of sale provided Landlord has obtained the written agreement of its transferee or assignee to assume and carry out all of the covenants and obligations of the Landlord hereunder.

        The Tenant agrees at any time and from time to time, upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that the Lease is not modified (or if modified, stating the modification) that the Lease is in full force and affect, stating the dates to which the Base Rent and Additional Rents have been paid in advance and stating whether the Landlord is in default hereunder. It is intended that any such statement may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the Building or real estate.

        11.    TENANT INSURANCE.    Tenant agrees that it shall purchase in advance and carry the following insurance at its own expense: a) fire and extended coverage insurance insuring Tenant's personal property, furniture, trade fixtures, inventory, business record and leasehold improvements against loss from all insurable events for the full replacement value thereof, b) comprehensive liability insurance covering all acts of Tenant, its employees, agents, representatives and guests and insuring against all claims arising from injury to persons or damage to property in or about the Leased Premises, Building or Real Estate in a single limit amount of not less than $2,000,000.00 for personal injury or death and not less than $100,000.00 for property damage and fire legal liability.

        All such insurance shall name Landlord as an additional insured. and shall provide for 30 days written notice to Landlord prior to cancellation, non-renewal or material modification. Certificates of all such insurance shall be delivered to Landlord prior to occupancy of the Premises by Tenant and at least 30 days prior to the termination date of any existing policy. Tenant shall pay to Landlord, upon demand, as Additional Rent the cost of securing such insurance in the event Tenant fails to furnish certificates of insurance to Landlord. However, it is not Landlord's duty nor obligation to secure such insurance for Tenant. Tenant assumes all risk of loss for its personal property, fixtures, trade fixtures, furniture, inventory, business records and leasehold improvements.

        12.    FIRE OR OTHER CASUALTY.    If the Leased Premises or the Building shall be damaged or destroyed by fire or other cause, without the fault or neglect of Tenant, Landlord may (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company) undertake to repair such damage at its own expense and, if Landlord so elects, such damage shall be substantially repaired within 180 days from date of destruction or Tenant may terminate this Lease by written notice to Landlord, provided, however, in the event the Leased Premises or the Building are damaged by fire or other cause to such extent that the damage cannot, in Landlord's sole and absolute judgment, be economically repaired within 180 days after the date of such damage, which estimate shall be provided to Tenant within 30 days of such casualty. Landlord shall have the option, if such damage cannot be repaired by Landlord within such 180 day period, as estimated by Landlord, by notice given to Tenant within 60 days of the date of the damage, to terminate this Lease as of the date of the damage. This Lease shall, unless terminated by Landlord pursuant to this Section 12, remain in full force and effect following such damage and the Base Rent and Additional Rent, prorated to the extent that the Leased Premises am rendered untenantable, shall be equitably abated until such repairs are completed.

        13.    CONDEMNATION.    If the whole or any part of the Leased Premises shall be taken or condemned or purchased under threat of condemnation by any governmental authority, then the Term of this Least shall cease and terminate as of the date when the interference with possession, enjoyment or value of the Leased Premises occurs and Tenant shall have no claim against the condemning authority, Landlord or otherwise for any portion of the amount that may be awarded as damages as a result of such taking or condemnation or for the value of any unexpired Term of this Lease, provided, however, that if any portion of the award is specifically attributed to the unamortized portion of Tenant's leasehold improvements and moving and/or relocation expenses, then Tenant shall be entitled to such specific award. In the event part of the Building, but not the Leased Premises, is condemned to the extent that it cannot, in Landlord's sole judgment, be economically restored within a reasonable time, Landlord shall have the option, by notice given to Tenant within 90 days of the date of interference with possession, to terminate this Lease as of the date of such interference with possession.

        14.    ALTERATIONS AND SIGNS.    Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Leased Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and provided further that by such consent, Landlord may give notice to the Tenant whether or not the Landlord will require such alterations, additions, partitions or improvements to be removed upon lease expiration or termination, and if no such notice is given by Landlord, then the conclusive presumption shall be that such improvement shall not be required to be removed upon expiration of this Lease. Any non-structural or non-mechanical improvement not exceeding $3,000.00 shall not require Landlord consent, but Tenant shall provide Landlord with a 10-days advance written notice prior to making such alterations, additions, partitions or improvements and Landlord may give notice to the Tenant whether or not the Landlord will require such alterations, additions, partitions or improvements to be removed upon lease expiration or termination, and if no such notice is given by Landlord, then the conclusive presumption shall be that such improvement shall not be required to be removed upon expiration of this Lease. All such alterations, decorations, additions or improvements permitted by Landlord must conform to all requirements of the federal, state and local governments or other entities having jurisdiction over such matters. When granting its consent, Landlord may impose any conditions it deems appropriate, including, without limitation, the approval of plans and specifications and obtaining of specified insurance. As a condition precedent to written consent of Landlord hereunder, Tenant agrees to obtain and deliver to Landlord such security against mechanic's liens as Landlord shall reasonably request. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Leased Premises or the Building or against the Tenant's interest in the Lease, arising from labor, material, service, equipment ordered or authorized by Tenant or its agents or employees, and in case of such lien attaching, to immediately pay and remove same, except that if Tenant contests any such lien, Tenant may post a payment bond in the amount of 150% of such alleged lien or other security satisfactory to Landlord. Tenant shall give notice of any work which may be done which would permit liens to be flied, such notice to be given seven (7) days prior to any work commencing and does hereby permit Landlord to post appropriate notices of non-responsibility pursuant to Minnesota Statutes 514.06.

        If any mechanic's lien is filed against any part of the Building or real estate for work claimed to have been done for or labor or materials claimed to have been furnished to or authorized by Tenant, such mechanic's lien shall be discharged by Tenant within thirty days thereafter, at Tenant's sole cost and expense, by the payment and satisfaction thereof or by filing any bond required or permitted by law or posting other security reasonably acceptable to Landlord. Should Tenant fail to obtain the discharge of any such mechanic's lien within 60 days of the filing thereof, Landlord shall be entitled to obtain such discharge by whatever reasonable means Landlord deems expedient, and all costs incurred by Landlord in obtaining such discharge including reasonable attorneys fees, shall be paid by Tenant as Additional Rent hereunder.

        All alternations, additions or improvements, permanently affixed to the Premises, including wall-to-wall carpet, upon the Premises (whether with or without the prior written consent of Landlord) shall, at the election of Landlord, remain upon the Premises, and become the property of the Landlord and be surrendered with the Leased Premises at the expiration or termination of this Lease without disturbance, molestation or injury. Except for Tenant's initial improvements, should Landlord elect that the alterations, additions or improvements made by Tenant upon the Premises including telephone or computer cabling, conduit or wiring be removed upon expiration or termination of this Lease, Tenant hereby agrees to cause same to be removed at Tenant's sole expense. Should Tenant fail to remove the same, Landlord may cause same to be removed at Tenant's expense and Tenant hereby agrees to reimburse Landlord for the cost of such removal together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same. Such obligations shall survive expiration or termination of this Lease.

        Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which arise directly or indirectly by reason of the making of any such alterations, additions or improvements. If any such work is done without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord together with a charge of 15% of such costs in the performance of this work. All alterations, additions or improvements in or to the Premises or the Building made by either party (and if made by the Tenant, then only if Landlord has approved such alterations, additions or improvements) shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or termination of the Term without disturbance, molestation or injury; provided, however, that Tenant shall have the right to remove, prior to expiration of the Term, all movable furniture, furnishings and equipment installed in the Premises at the expense of Tenant. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, and if Landlord so elects, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

        Tenant shall not place or maintain any sign, advertisement or notice on any part of the outside or the inside of the Building without Landlord's prior written approval. Any such approved use shall be at the sole expense and cost of Tenant. Landlord shall provide standard building signage on the glass store front entry or door at the entrance to the Leased Premises and Tenant's name on any other tenant directory signage of the Building. Tenant may install additional Tenant signage to the building and the Leased Premises beyond what Landlord will provide, although any such signage must first be approved by Landlord and installed at Tenant's expense.

        15.    HEAVY EQUIPMENT.    Landlord shall have the right to prescribe the weight and position of all heavy equipment and fixtures, including but not limited to data processing equipment, record and file systems, and safes which Tenant intends to install or locate within the Leased Premises, which shall, if considered necessary by the Landlord, stand on plank strips to distribute the weight. Any and all damage or injury to the Leased Premises or the Building caused by moving the property of Tenant in or out of the Leased Premises or due to the same being on the Leased Premises, shall be repaired by, and at the sole cost of Tenant. Tenant agrees promptly to remove from any sidewalk, driveway or parking surface adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

        16.    TENANT'S EQUIPMENT.    Tenant shall install and operate in the Leased Premises only standard electric typewriters, personal computers, adding machines, radios, televisions, clocks, microwave oven, refrigerator, video equipment, desk lamps, copying machines and other standard office equipment; before installing any other equipment, Tenant shall first obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld, who may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of utilities as determined in the reasonable discretion of Landlord and for the cost of separate metering or additional wiring as may be occasioned by the operation of said equipment or machinery. Business machines, mechanical equipment, or products belonging to Tenant which cause noise, vibration, or odor that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to Landlord or to any other tenant shall be removed or not used any longer by Tenant, at Tenant's expense.

        17.    WAIVER OF SUBROGATION.    Notwithstanding any other provision in this Lease to the contrary, Landlord and Tenant hereby release one another, their respective officers, agents, partners and employees, from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered by casualty insurance actually carried and covered by the insurance required by Section 11 hereof.

        18.    WAIVER AND INDEMNITY.    Tenant agrees that Landlord, its officers, agents, partners and employees shall not be liable to Tenant or those claiming through or under Tenant for any injury, death or property damage occurring in, on or about the Leased Premises, the Building, Real Estate or grounds, except in the case of Landlord's gross negligence or willful misconduct. Without limitation of the foregoing, Landlord shall not be liable to Tenant for any damage, compensation or claims arising from: loss or damage to books, records, files, money, securities, negotiable instruments or other papers in or about the Leased Premises; the necessity of repairing any portion of the Building, the interruption in the use of the Premises; accident or damage resulting from the use or operation by Landlord, Tenant, or any other person or persons whatsoever of elevators, or heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction or condemnation of the Leased Premises; any fire, robbery, theft, or any other casualty; any leakage or bursting of pipes or water vessels or any roof or wall leakage, in any part or portion of the Leased Premises or the Building; water, rain, snow or underground water that may leak into, flow on, or flow from, any part of the Leased Premises of the Building unless due to the gross negligence or willful misconduct of the Landlord.

        Except for the gross negligence or willful misconduct of Landlord, Tenant agrees to indemnify and hold harmless the Landlord from and against all claims of whatever nature arising or resulting from any act, omission or negligence of Tenant, its officers, partners, employees, invitees and agents (but not for other tenants of the Building or the 5800 building or their officers, employees, invitees, or agents) in or about the Leased Premises, Building, Real Estate or grounds or in connection with its use of the Leased Premises and to indemnify and hold harmless Landlord against all costs, expenses and liabilities, including reasonable attorneys fees, incurred in connection with any such claim or proceeding brought thereon, and the defense thereof, except for insurable matters covered by Landlord's insurance required by this Lease and to the extent insurance proceeds are paid to Landlord.

        Except for the gross negligence or willful misconduct of Tenant, Landlord agrees to indemnify and hold harmless the Tenant from and against all claims of whatever nature arising or resulting from any act, omission or negligence of Landlord, its officers, partners, employees, invitees, and agents (but not for other tenants of the Building or the 5800 building, or their officers, partners, employees, invitees, or agents) in or about the Building, Real Estate or grounds, and to indemnify and hold harmless the Tenant against all costs, expenses and liabilities, including reasonable attorneys fees incurred in connection with any such claim or proceeding brought thereon, and the defense thereof, except for insurable matters covered by Tenant's insurance to the extend insurance proceeds are paid to Tenant.

        19.    REPAIRS.    Tenant shall put, keep, repair, replace and maintain the Leased Premises at all times in a good, neat, clean and sanitary condition and state of repair, reasonable wear and tear and damage caused by casualty excepted, free of debris and other similar obstructions, and shall repair and replace broken plate and window glass and damage caused by the negligence or intentional act of Tenant, its officers, employees and agents. Tenant shall allow Landlord access to the Leased Premises during all reasonable hours to make repairs required to be made by Tenant which Tenant fails or refuses to make, within a reasonable period of time, and shall pay Landlord as Additional Rent the cost of such repairs made for Tenant by Landlord, together with 15% of such costs. Subject to Tenants obligation to pay Operating Expenses pursuant to Section 5, Landlord shall make all necessary repairs to the outer walls, roof, and structural elements of the Building. Landlord shall keep the plumbing, sewage, heating, air conditioning, electrical and ventilating systems of the Building in good repair, ordinary wear and tear and casualty damage covered by insurance excepted. Landlord shall maintain and keep the common areas, grounds, walkways, driveways, and parking areas in a neat and clean condition. Notwithstanding the foregoing, to the extent any cost of repairs or improvements to the Building, to the Leased Premises or to any common areas are occasioned by or contributed to by the negligence or default of Tenant, its officers, employees, agents, or by requirements of law, ordinance or other governmental directive and which arise out of the nature of Tenant's use and occupancy of the Leased Premises or the installations of Tenant in the Leased Premises shall be paid for by Tenant, as Additional Rent hereunder, immediately upon billing.

        20.    ENTRY AND INSPECTION.    Tenant shall permit Landlord, its agents or representatives to enter the Leased Premises upon 24 hour advance notice during regular business hours, excepting emergency, to examine and inspect the same or to make such alterations, renovations or repairs to the Leased Premises or the Building as Landlord may deem necessary or desirable, or to exhibit the Leased Premises to prospective Tenants during the last 90 days of the term of this Lease provided Tenant has not renewed this Lease or to prospective purchasers at any time during the term or to prospective lenders.

        21.    MAINTENANCE.    Tenant shall keep the Leased Premises and the fixtures and equipment therein in good, safe and sanitary condition, will suffer no waste or injury thereto and will, at the expiration or termination of the term of this Lease, surrender the same with all walls, carpets and other improvements in the same order and condition as on the commencement date of this Lease, subject to any modifications previously approved by Landlord, made during this Lease term, ordinary wear and tear and casualty damage covered by insurance excepted.

        22.    IMPROVEMENTS.    Landlord shall complete the Leased Premises in accordance with the plans and specifications set forth in Exhibit "D" in a workmanlike fashion with such minor modifications as determined by Landlord or its architect or as directed by governmental inspectors or agents. The taking of possession of the Leased Premises or renewal of this Lease by Tenant shall be conclusive evidence that the Leased Premises and the Building are in good and satisfactory condition at the time of such taking of possession or renewal subject to a written punchlist from Tenant given to Landlord within 30 days after the commencement of this Lease.

        23.    WAIVER.    No waiver by either party of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent, to terminate this Lease, to repossess the Leased Premises or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease. Tenant shall provide Landlord with copies of any keys used in the Leased Premises.

        24.    COVENANTS OF LANDLORD.    Landlord covenants that it has the right to make this Lease for the term aforesaid and covenants that if Tenant shall pay the rent and perform all of the covenants, terms and conditions of this Lease to be performed by Tenant, Tenant shall, during the term of this Lease freely, peaceably and quietly occupy and enjoy the full possession of the Leased Premises without molestation or hindrance.

        25.    DEFAULT.

  A.
  Any one of the following events shall constitute an Event of Default;

  i)
  Tenant shall fail to pay any monthly installment of Base Rent or Additional Rent within five (5) days after written notice from Landlord;

  ii)
  Tenant shall violate or fail to perform any of the other terms, covenants or conditions of this Lease and such default shall continue for 30 days after written notice from Landlord;

  iii)
  Tenant shall file or have filed against it or any guarantor of this Lease any bankruptcy or other creditors action, or make an assignment for the benefit of its creditors,

  iv)
  Tenant shall abandon or vacate all or a substantial portion of the Leased Premises.

  B.
  If an Event of Default shall have occurred and be continuing, Landlord, using due process, may at its sole option by written notice to Tenant terminate this Lease. Neither the passage of time after the occurrence of the Event of Default nor exercise by Landlord or any other remedy with regard to such Event of Default shall limit Landlord's right under this Paragraph 25 (B).

  C.
  If an Event of Default shall have occurred and be continuing, whether or not Landlord elects to terminate this Lease, Landlord may enter upon and repossess the Leased Premises (said repossession being hereinafter referred to as "Repossession") by force, summary proceedings, ejectment or otherwise, using due process, and may remove Tenant and all other persons and property therefrom.

  D
  From time to time after Repossession of the Leased Premises, whether or not this Lease has been terminated, Landlord may attempt but shall not be obligated to relet the Leased Premises for the account of Tenant in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and for such terms (which may include concessions or free rent) and for such uses as Landlord, in its sole and unqualified discretion, may determine, and may collect and receive the rent therefor. Landlord shall not be responsible or liable for any failure to collect any rent due upon any such reletting.

  E
  No termination of this Lease pursuant to Paragraph 25 (B) and no Repossession of the Leased Premises pursuant to Paragraph 25 (C) or otherwise shall relieve Tenant of its liabilities and obligations under this Lease, all of which shall survive any such termination or Repossession. In the event of any such termination or Repossession, whether or not the Leased Premises shall have been relet, Tenant shall pay to Landlord the Base Rent and other sums and charges to be paid by Tenant up to the time of such termination or Repossession, and thereafter Tenant, until the end of what would have been the term in the absence of such termination or Repossession, shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, the equivalent of the amount of the Base Rent, Additional Rent and such other sums and. charges which would be payable under this Lease by Tenant if this Lease were still in effect to the end of the then current term (less the net proceeds, if any, of any reletting effected pursuant to the provisions of Paragraph (D)) together with all of Landlord's expenses in connection with such reletting, including without limitation, all repossession costs, brokerage and management commissions, Operating Expenses, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Base Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover the same from Tenant on each such day. At any time, after such termination or Repossession, whether or not Landlord shall have collected any current damages as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damage for Tenant's default, an amount equal to the then present worth or value, all of the Base Rent and Additional Rent and other sums or charges reserved under this Lease from the day of such termination or repossession for what would be the then unexpired term if the same had remained in effect, all at a discount rate of 3% in excess of the prime rate or reference rate t hen in effect by Wells Fargo Banks or any other national banking institution.

  F.
  If an Event of Default shall have occurred and Landlord places in the hands of an attorney the enforcement of all or any of the terms, covenants, agreements or conditions of this Lease, the collection of any rent due or to become due, or the recovery of possession of the Leased Promises, Tenant agrees to reimburse Landlord, as Additional Rent hereunder, Landlord's reasonable attorneys fees, together with the actual cost of maintaining any action commenced in law or equity by said attorneys for the services of the attorneys. Such reimbursement shall be payable within 30 days of demand therefor.

  G
  Neither Tenant's interest in this Lease nor any estate hereby created in Tenant shall pass to any trustee (except as may specifically be provided pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seg. (the "Bankruptcy Code")) or receiver or assignee for the benefit of creditors or otherwise by operation of law.

    Except as otherwise required by the Bankruptcy Code, in the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, if Tenant is adjudicated insolvent by a court of competent jurisdiction, or if a receiver or trustee of the property of Tenant shall be appointed by reason of the insolvency of Tenant or inability to pay its debts, or if any assignment shall be made of the property of Tenant for the benefit of creditors, then and in any such event, Tenant shall have committed an event of default and Landlord may terminate this Lease or terminate Tenant's right of possession as otherwise provided in this Lease.

    No default of this Lease by Tenant, either prior to or subsequent to the filing of a petition under the Bankruptcy Code, shall be deemed to have been waived unless expressly done so in writing by Landlord.

    If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor or as debtor in possession, and any trustee who may be appointed shall comply with Section 365(b)(1) of the Bankruptcy Code and shall provide in connection therewith, as adequate assurance of Tenant's future performance, without limitation (a) the deposit of an additional sum equal to one (1) month's rent to be held (without any allowance for interest thereon) to secure Tenant's obligation under the Lease; and (b) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and (c) assurances, in form acceptable to Landlord, as to all matters listed in Section 365(bX3) of the Bankruptcy Code.

    If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, then notice of such proposed assignment, setting forth (a) the name and address of such person, (b) all the terms and conditions of such offer, and (c) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall promptly be given to Landlord by Tenant, and to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

        26.    SURRENDER.    Tenant shall surrender the Leased Premises to Landlord upon termination of this Lease, whether such termination occurs at the end of the lease term or sooner, together with all utility systems, improvements, replacements and alterations thereto and operating bulbs or tubes in all light fixtures and ballasts, broom clean and in good order, condition and repair except for ordinary wear and tear and damage caused by casualty. Except for Tenant's initial improvements, Tenant shall remove promptly, upon request by Landlord, alterations, modifications and the like to the Leased Premises made by Tenant or on behalf of Tenant, and shall restore and repair damage caused by such removal. Should Tenant fail to surrender the Leased Premises in the condition required by this section, Landlord shall be entitled to take whatever steps may, in Landlord's sole discretion, be required to restore the Leased Premises to said condition and Tenant agrees that it shall pay to Landlord all costs incurred by Landlord together with 15% of such costs in so restoring the Premises.

        27.    HOLDING OVER.    Should the Tenant continue to occupy the Leased Premises, or any part thereof, after the expiration or termination of the Term of this Lease against the consent of the Landlord, such tenancy shall be from month to month and Tenant shall pay Landlord the Additional Rent set forth in Section 5 plus 1.5 times the Base Rent set forth in Section 4 during the entire period that Tenant continues to so occupy the Leased Premises after the term of this Lease. Tenant shall not be required to pay an increase in Base Rent during the first thirty (30) days after expiration if Tenant and Landlord are negotiating in good faith for a renewal term, but such increase shall be applicable thereafter.

        28.    LATE PAYMENT.    Other remedies for non-payment of rent notwithstanding and without prejudice to such remedies, if Tenant fails to pay the monthly Base Rent, Additional Rent or any other payment due hereunder, within the 10 days immediately following the date on which such payment is due, Tenant shall pay the following amounts to Landlord as Additional Rent hereunder:

  A.
  Interest on all such past due payments at the rate of 1 1/2% per month or at the maximum rate permitted by law whichever rate is lower. Interest shall accrue from the date each such late payment became due and shall continue to be payable to the date of actual payment thereof by Tenant;

  B.
  A service and overhead charge equal to $400.00 for each month Base Rent and or Additional Rent remain unpaid. Tenant's obligation to pay a late charge shall not apply unless Tenant shall have been late by more then five (5) days in a given calendar year.

        29.    HAZARDOUS SUBSTANCES/ENVIRONMENTAL REGULATIONS.    Tenant warrants and represents that:

  A.
  Its use of the Leased Premises and the operation of its business thereon shall not violate any law, statute, ordinance, rule, regulation, order or determination of any governmental authority pertaining to hazardous substances, toxic waste, asbestos, health or the environment

    (hereinafter sometimes collectively called "Environmental Regulations") including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") (collectively "CERCLA/SARA") and the Resource Conservation and Recovery Act of 1976 ("RCPA") and the Minnesota Environmental Response and Liability Act ("MERLA");

  B.
  Tenant has obtained and shall continue to maintain all permits, licenses or similar authorizations required by Environmental Regulations to conduct its business on the Leased Premises and;

  C
  Tenant's use of the Leased Premises will not result in the disposal or release of any hazardous substance, toxic waste, asbestos or other substance regulated by Environmental Regulations (such hazardous substances, toxic waste, asbestos and other substances being hereinafter collectively referred to as "Hazardous Substances") on or about the Leased Premises, Building or the real property on which it is situated.

        Landlord warrants and represents that:

  D
  The Leased Premises, as of a date immediately prior to Tenant's possession, does not violate any law, statute, ordinance, rule, regulation, order or determination of any governmental authority pertaining to hazardous substances, toxic waste, asbestos, health or the environment (hereinafter sometimes collectively called "Environmental Regulations") including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") (collectively "CERCLA/SARA") and the Resource Conservation and Recovery Act of 1976 ("RCPA") and the Minnesota Environmental Response and Liability Act ("MERLA");

        In the event Tenant, its officers, agents or employees shall breach or fail to perform any of the warranties and representations contained in this Section:

  E
  Upon notice from Landlord, Tenant shall remove from the Leased Premises, Building or real property an which it is situated, at Tenant's sole expense, any Hazardous Substance which is not in compliance with Environmental Regulations or this Lease Agreement;

  F.
  Landlord and such Environmental Engineers or consultants as it may employ shall be entitled to enter upon the Leased Premises for the purpose of conducting such inspections and tests as Landlord may deem necessary and the cost and expense of such inspections and tests incurred by Landlord shall be paid by Tenant as Additional Rent hereunder with the next installment of Base Rent; and

  G.
  Tenant shall protect, indemnify and save Landlord harmless from all costs, fines, claims, demands, actions, proceedings, judgments and damages (including court costs and reasonable attorneys' fees) resulting from or arising out of any breach or non-performance by Tenant of the representations and warranties contained in this Section including, without limitation, the cost of removal and/or remediation of any disposal, release or contamination or discharge of Hazardous Substances on or about the Leased Premises, Building or the real property on which it is situated. It is expressly acknowledged by Tenant that all of the terms, covenants and conditions of this Section including, but not by way of limitation, the indemnifications herein provided shall survive the termination of this Lease Agreement.

        30.    FINANCIAL STATEMENTS.    Tenant shall provide the annual financial statements (audited) of the Tenant for each calendar year within 90 days of. the end of each calendar year, and additionally, at the request of the Landlord, from time to time during the Term, but no more than one other time per calendar year, Tenant shall provide the Landlord with financial statements prepared in accordance with generally accepted accounting procedures for the partial calendar year of the request (through the end of the month in which requested), all of which shall be held in confidence and shall not be disclosed to third parties but may be disclosed to prospective purchasers or mortgagees or the Building and/or Real Estate, as long as such parties also agree to keep such information confidential.

        31.    REAL ESTATE BROKERS.    Landlord and Tenant acknowledge that it has been disclosed to them that neither party is represented by real estate brokers in this Lease transaction. Each Tenant shall indemnify and hold the other party harmless from any claims from any other real estate broker associated with the other party in this transaction.

        32.    FIRST OPPORTUNITY TO LEASE ADDITIONAL SPACE.    Provided Tenant is not in default beyond any applicable due period and has performed all of its obligations hereunder, Tenant shall have the first opportunity to lease other space in the Building, as it becomes available for leasing during the Term for a term coterminous with this Lease and at the rental rates and upon such other terms and conditions then in effect with respect to this Lease.

        Upon notification in writing by Landlord that such space is available, Tenant shall have ten (10) business days in which to elect in writing so to lease such space, in which event the lease for same shall commence not more than thirty (30) days after such space becomes vacant, and Landlord will amend this Lease to include such other space and the total Base Rent and Tenant's Percentage and appropriate other terms shall be modified accordingly. In the event Tenant declines or fails to elect so to lease such space, then the First Opportunity hereby granted shall automatically terminate and shall thereafter be null and void as to such space, and Landlord shall thereafter is free to lease such space on terms and conditions it deems fit at its sole discretion. It is understood that this First Opportunity shall not be construed to prevent any tenant in the building from extending or renewing its lease. The First Opportunity hereby granted is personal to 2nd Swing, Inc. and is not transferable and not available to any transferees, successors or assigns; in the event of any assignment or subletting under this Lease, this First Opportunity shall automatically terminate and shall thereafter be null and void. This First Opportunity shall not apply to the initial leasing of the remaining space in the Building.

        33.    OPTION TO TERMINATE.    Notwithstanding anything contained herein to the contrary, provided that Tenant is not then in default beyond any applicable due period, Tenant shall have the one-time right to terminate this Lease on July 1, 2004, ("Termination Date") provided written notice of Tenant's intent to terminate the Lease shall have been given to Landlord by 5:00 p.m. Central Standard Time on September 30, 2003. On or before the Termination Date, Tenant shall pay Landlord $63,450.00 to reimburse Landlord for 6 months Base Rent. In the event that Tenant defaults (beyond any applicable grace periods contained in this Lease) in any of its obligations pursuant to this Lease after said notice, Landlord may elect to void such notice and continue the Lease in full force and effect, notwithstanding such prior notice by Tenant, for the full term of the contemplated Lease, and Tenant shall be bound by all of the terms and conditions of this Lease until said date, provided Landlord shall provide Tenant with notice of such election within 7 business days after Landlord learns of such Tenant default. This Option shall be personal to 2nd Swing, Inc. and shall not be available or for the benefit of any successors or assigns.

        34.    OPTION TO RENEW.    Provided Tenant is not then in default, Tenant shall have one five (5) year option to renew the Lease at the then prevailing "fair market" rent to be mutually agreed upon between Landlord and Tenant, provided Tenant must give Landlord written notice on or before January 1, 2006. In the event that full agreement is not reached on such values by February 1, 2006, Landlord and Tenant shall each designate an MAI real estate appraise to appraise the property and determine the then current market rental rate. In the event one party does not appoint an appraiser within such period, the appraisal of the then current market rental rate of the appraiser chosen by the other party shall be controlling. In the event both parties timely appoint an appraiser, those two appraisers, together with a third appraiser appointed by the previously appointed appraiser, shall value the then current market rental rate for the Leased Premises. All appraisals shall be completed within 30 days. In the event the appraisers designated under this procedure are unable to agree upon a third appraiser within 30 days of their appointment, the chief judge of the Fourth Judicial District of the State of Minnesota shall appoint such third appraiser and the agreement of any two of such appraisers shall determine the then current fair market rental rate of the Leased Premises for the purpose of the renewal term contained herein and if no two such appraises can so agree, then the average of the two closest appraiser's determinations of fair market rental rate shall be controlling. The then current market rental rate shall be for comparable square footage in comparable rental markets for similar uses in similar communities with similar amenities, for tenants renewing leases and shall not include any allowances for tenant improvements.

        Notwithstanding anything contained herein to the contrary, the then current market rental rate, as determined by t he appraisers, shall not be less that the amount paid in the last year of the initial term of the Lease. Time is of the essence. This option to renew is personal to 2nd Swing, Inc. and shall not be available to any of their successors or assigns.

        35.    MISCELLANEOUS.

  A.
  All notices or other communications hereunder shall be in writing and shall be hand delivered or sent by certified United States mail, return receipt requested, postage prepaid, to the following address:

Landlord:	MJLB 1 Limited Partnership, LLP c/o Bailey Properties (as agent) 5800 Baker Road, Suite 220 Minnetonka, MN 55345-5903
Tenant:	2nd Swing, Inc. 5810 Baker Road Suite 100 Minnetonka, MN 55345-5903

        Notice shall be effective the day following the day of mailing or hand delivering.

  B
  This Lease Agreement is made and executed in the State of Minnesota, and shall be constructed according to the laws of Minnesota. The parties hereto waive any trial by a jury and Tenant waives any rights of redemption of this Lease all to the maximum extent permissible by law.

  C.
  The invalidity or unenforceability of any provision of this agreement shall not affect or impair the validity of any other provisions; and section titles and captions in this Agreement are for convenience only and do not define, limit or construe the contents of such paragraphs. Each term and provision of this Lease shall be construed to be a covenant and a condition.

  D
  If more than one person or entity shall sign this Lease as Tenant, the obligations set forth herein shall be deemed joint and several obligations each such party.

  E
  This Lease shall be binding upon and inure to the benefit of the parties thereto and, subject to the restrictions and limitations herein contained, their respective heirs, successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement this 22nd day of June, 2001.

MJLB 1 LIMITED PARTNERSHIP, LLP, A Minnesota limited liability partnership		2nd SWING, INC., A Minnesota corporation
By:		By:

Its:	General Partner	Its:	Chief Executive Officer
Date:	June 22, 2001	Date:	June 22, 2001

EXHIBIT C

LEGAL DESCRIPTION

Lot 2, Block 1, SKYRIDGE ADDITION, Hennepin County, Minnesota.

EXHIBIT D

WORK LETTER & SPACE PLANS

        Landlord will provide basic tenant improvements including:

  •
  Construction of the large conference room on the 1st floor with 6" × 18" glass in each door.

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  Painted sheetrock throughout office space.

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  Construction of 6 offices downstairs with 5' × 7' glass fronts.

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  "Dry-fall" painted ceilings, joists, and pipes throughout office space (off-white color).

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  Carpeted floors and carpet base in office spaces. Padding will be installed in four executive offices.

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  Distribution of HVAC into individual office rooms and open areas. Installation of baseboard heaters under 5 north facing studio windows, 2-6 ft ceiling fans; and gas fired unit heaters in warehouse. Installation of 2 Sanyo wall hung 9,000 btu fan coil units and 1 Sanyo condensing unit on roof to cool computer/phone server room.

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  Installation of basic lighting, electrical outlets, and data outlets in office area. Many of the outlets are already installed and available for your inspection. Installation of 6 duplex receptacles, 3 data openings, 1 interior wall duplex receptacle, and 1 120-volt cord-drop in computer/phone server room. Installation of basic lighting and electrical in warehouse.

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  Construction of 3 offices upstairs with 5' × 7' glass fronts.

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  Construction of 1 computer/phone server room upstairs with no glass.

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  Installation of 7 ft. wood doors, painted metal frames, and quality hardware for all enclosed rooms.

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  Distribution of fire protection sprinklers throughout the leased space in accordance with the Minnetonka fire marshal's requirements.

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  Installation of architecturally designed pipe rail around open perimeter of 2nd story space, and pipe rail "switchback" stairs.

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  If necessary, based upon the occupancy of another tenant in the adjacent warehouse space, installation of fencing to demise the warehouse space as shown on plan. Landlord and Tenant will work together to define a mutually acceptable arrangement to meet Tenant's security needs.

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  Any upgrades or additions to the above list of basic tenant improvements shall be paid for by Tenant and, if installed by Tenant, must first be approved by Landlord.

        In addition to the above improvements, Landlord will provide a $20,000 allowance for the following:

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              movable work stations to remain the property of the Landlord upon termination or expiration of the Lease.

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  Built-in reception counter.

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LEASE AGREEMENT